EXHIBIT 99.1

RightNow Technologies Announces First Quarter 2008 Financial Results

BOZEMAN, Mont., April 30, 2008 (PRIME NEWSWIRE) -- RightNow(R) Technologies, Inc. (Nasdaq:RNOW), today announced results for the first quarter ended March 31, 2008. Total revenue in the first quarter of 2008 was $32.9 million, a 28% increase over $25.7 million in the first quarter of 2007. Net loss in the first quarter of 2008 was $(3.4) million or $(0.10) per share, compared to a net loss of $(6.0) million, or $(0.18) per share, in the first quarter of 2007. Non-GAAP net loss per share in the first quarter of 2008, which excludes stock-based compensation charges of $1.3 million, was $(0.06), compared to $(0.14) in the first quarter of 2007.

New, renewed and expanded customer relationships during the first quarter of 2008 included Applied Biosystems, Cabela's, Concur, Corel, eHarmony, Guthy Renker, Hawaiian Airlines, Nike China, Reader's Digest, Scholastic, Telstra BigPond, and Vodafone.

"With first quarter revenue and earnings ahead of guidance we are off to a great start to the year," stated Greg Gianforte, founder and CEO. "Our customers tell us that the ease of use and rapid deployment of RightNow 8 enables them to quickly generate return on investment from our solutions. RightNow 8 leverages our competitive edge in solution innovation and we believe this is creating new opportunities around the world to grow our business."

"Our strategy to land new business quickly and then expand throughout large organizations is driving more predictable, recurring revenue growth," said Jeff Davison, CFO. "Our international business contributed more than 30% of revenue in the first quarter of 2008, which demonstrates our global presence and the multi-lingual capabilities of RightNow 8. We remain positive about the growth opportunities we see in 2008 and are raising our full year guidance to reflect our strong first quarter performance."

Guidance

 * For the full year 2008, the Company expects revenue in the range of
   $136 to $141 million, with recurring revenue growth of
   approximately 25%.
 * Net loss per share for the full year 2008 is expected to be in the range of $(0.32) to $(0.25). Non-GAAP net loss per share, which excludes stock-based compensation, is expected to be in the range of $(0.12) to $(0.05).
 * Cash from operations for the full year 2008 is expected to be in the range of $25 to $30 million.
 * For the second quarter of 2008, revenue is anticipated to be in the range of $34 to $35 million. The second quarter net loss per share is expected to be in the range of $(0.12) to $(0.10). Non-GAAP net loss per share, which excludes stock-based compensation, is expected to be in the range of $(0.07) to $(0.05).

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time.) To access the call, please dial 877-419-6600, or outside the U.S. 719-325-4908, at least five minutes prior to the 2:30 p.m. MT start time. A live webcast of the call will also be available at http://www.shareholder.com/rnow under the Investor Webcasts menu. An audio replay will be available between 5:30 p.m. MT April 30, 2008 and 9:59 p.m. MT May 14, 2008 by calling 888-203-1112 or 719-457-0820, with passcode 4964096. The replay will also be available on our website at http://www.shareholder.com/rnow.

About RightNow Technologies

RightNow (Nasdaq:RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. Approximately 1,800 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana. For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Stock Market.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management's future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model; our ability to develop or acquire, and gain market acceptance for, new products in a cost-effective and timely manner; the market success of our RightNow 8 product; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships; and our ability to expand, retain and motivate our employees and manage our growth. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

 RightNow Technologies, Inc.
 Consolidated Balance Sheets
 (In thousands) (Unaudited)

                                                    March 31,  Dec 31,
                                                      2008      2007
                                                    --------  --------

 Assets
 Cash and cash equivalents                          $ 44,591  $ 43,681
 Short-term investments                               36,585    52,644

 Accounts receivable                                  27,503    29,480
 Term receivables, current                             9,616    13,069
 Allowance for doubtful accounts                      (2,056)   (1,918)
                                                    --------  --------
 Net receivables                                      35,063    40,631

 Deferred commissions                                  3,485     3,336
 Prepaid and other current assets                      3,288     2,643
                                                    --------  --------
 Total current assets                                123,012   142,935
                                                    --------  --------

 Long-term investments                                17,810        --
 Property and equipment, net                          10,807    10,856
 Term receivables, non-current                         8,059     9,859
 Intangible assets, net                                7,606     7,996
 Deferred commissions, non-current                     1,962     1,680
 Other                                                   448       460
                                                    --------  --------
 Total Assets                                       $169,704  $173,786
                                                    ========  ========

 Liabilities and Stockholders' Equity
 Accounts payable                                   $  6,148  $  4,386
 Commissions and bonuses payable                       3,531     5,044
 Other accrued liabilities                            11,998    11,404
 Current portion of long-term debt                        44        43
 Current portion of deferred revenue                  73,575    76,995
                                                    --------  --------
 Total current liabilities                            95,296    97,872
                                                    --------  --------

 Long-term debt, less current portion                     57        68
 Deferred revenue, net of current portion             38,079    37,665

 Stockholders' equity:
  Common stock                                            34        33
  Additional paid-in capital                          97,107    95,377
  Accumulated other comprehensive loss                  (536)     (292)
  Accumulated deficit                                (60,333)  (56,937)
                                                    --------  --------
  Total stockholders' equity                          36,272    38,181
                                                    --------  --------
 Total Liabilities Stockholders' Equity             $169,704  $173,786
                                                    ========  ========

 RightNow Technologies, Inc.
 Consolidated Operating Statements
 (In thousands, except per share amounts) (Unaudited)

                                                    Three Months Ended
                                                          March 31,
                                                    ------------------
                                                      2008      2007
                                                    --------  --------
 Revenue:
  Software, hosting and support
   Recurring *                                      $ 24,412  $ 19,225
   Perpetual                                             144       594
  Professional services                                8,342     5,883
                                                    --------  --------
  Total revenue                                       32,898    25,702

 Cost of revenue:
  Software, hosting and support                        5,035     4,394
  Professional services                                7,285     5,171
                                                    --------  --------
  Total cost of revenue                               12,320     9,565
                                                    --------  --------

 Gross profit                                         20,578    16,137

 Operating expenses:
  Sales and marketing                                 16,818    15,727
  Research and development                             4,486     4,296
  General and administrative                           3,516     2,860
                                                    --------  --------
  Total operating expenses                            24,820    22,883
                                                    --------  --------

 Loss from operations                                 (4,242)   (6,746)

 Interest and other income, net                          938       828
                                                    --------  --------

 Loss before income taxes                             (3,304)   (5,918)
 Provision for income taxes                              (92)      (84)
                                                    --------  --------
 Net loss                                           $ (3,396) $ (6,002)
                                                    ========  ========

 Net loss per share:
  Basic                                               $(0.10)   $(0.18)
  Diluted                                             $(0.10)   $(0.18)

 Shares used in the computation:
  Basic                                               33,532    32,858
  Diluted                                             33,532    32,858

 Supplemental information of stock-based
  compensation expense included in:
  Cost of software, hosting and support                 $ 77      $ 58
  Cost of professional services                          153       125
  Sales and marketing                                    538       658
  Research and development                               235       226
  General and administrative                             263       235
                                                    --------  --------
  Total stock-based compensation                      $1,266    $1,302
                                                    --------  --------

  * Recurring revenue includes software, hosting and support revenue from term license and subscription agreements, and post contract support services

 RightNow Technologies, Inc.
 Consolidated Statements of Cash Flow
 (In thousands) (Unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2008      2007
                                                    --------  --------
 Operating activities:
 Net loss                                           $ (3,396) $ (6,002)
 Non-cash adjustments:
  Depreciation and amortization                        1,954     1,675
  Stock-based compensation                             1,266     1,302
  Provision (recoveries) for losses on accounts
   receivable                                             89       (69)
 Changes in operating accounts:
  Receivables                                          7,447    15,427
  Prepaid expenses                                      (448)     (584)
  Deferred commissions                                  (404)     (887)
  Accounts payable                                     1,758    (1,133)
  Commissions and bonuses payable                     (1,523)   (1,171)
  Other accrued liabilities                              534     2,881
  Deferred revenue                                    (3,434)   (6,056)
  Other                                                 (173)      (23)
                                                    --------  --------
 Cash provided by operating activities                 3,670     5,360

 Investing activities:
 Net change in investments                            (1,970)    1,549
 Acquisition of property and equipment                (1,509)   (1,987)
 Other                                                   (15)      (29)
                                                    --------  --------
 Cash (used in) investing activities                  (3,494)     (467)

 Financing activities:
 Proceeds from issuance of common stock                  414       643
 Excess benefit of stock options exercised                53        49
 Payments on long-term debt                              (11)       (7)
                                                    --------  --------
 Cash provided by financing activities                   456       685

 Effect of foreign exchange rates on cash and
   cash equivalents                                      278       113
                                                    --------  --------

 Increase (decrease) in cash and cash equivalents        910     5,691

 Cash and cash equivalents at beginning of period     43,681    39,208
                                                    --------  --------
 Cash and cash equivalents at end of period         $ 44,591  $ 44,899
                                                    ========  ========

 RightNow Technologies, Inc.
 Reconciliation of Non-GAAP Measurements
 (Amounts in thousands, except per share amounts) (Unaudited)

 Diluted Earnings Per Share Reconciliation
                                                    Three Months Ended
                                                         March 31,
                                                      2008      2007
                                                    ------------------
 Net loss as reported                                $(3,396)  $(6,002)
 Add stock-based compensation ("SBC")                  1,266     1,302
                                                    --------  --------
 Net loss before SBC                                 $(2,130)  $(4,700)

 Net loss per share, as reported                      $(0.10)   $(0.18)
 Net loss per share, before SBC                       $(0.06)   $(0.14)

 Shares outstanding, as reported                      33,532    32,858
 Shares outstanding, excluding the effect of SBC      33,532    32,858

 Forward-Looking Guidance Reconciliation
                       GAAP Guidance                 Non-GAAP Guidance
 Quarter ending        -------------                 -----------------
  June 30, 2008       From        To     Adjustment    From       To
                      ----        --     ----------    ----       --
  Net loss          $(3,500)   $(4,200)  $ 1,900(a)  $(1,600)  $(2,300)
  EPS                $(0.10)   $ (0.12)               $(0.05)  $ (0.07)
  Shares             33,800     33,800                33,800    33,800

 Year ending
  December 31, 2008
  Net loss          $(8,400)  $(10,800)  $ 6,600(a)  $(1,800)  $(4,200)
  EPS                $(0.25)    $(0.32)               $(0.05)   $(0.12)
  Shares             34,000     34,000                34,000    34,000

 (a) Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with Statement of Financial Accounting
 Standards No. 123R, Share-Based Payments, ("SFAS 123R") which is effective for periods beginning January 1, 2006.

About Non-GAAP Financial Measures

Non-GAAP net loss and diluted net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net loss and net loss per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net loss and net loss per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate. In calculating non-GAAP net loss and net loss per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's view, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net loss and net loss per share also facilitate a comparison of RightNow's underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net loss and net loss per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net loss and GAAP net loss per share. In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

 * Other companies inside and outside of our industry may calculate non-GAAP net loss and net loss per share differently than we do, limiting their usefulness as a comparative tool; and
 * The Company's income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net loss and net loss per share. For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

FRNOW

CONTACT:  The Blueshirt Group
          Investor Relations:
          Todd Friedman
            todd@blueshirtgroup.com
          Stacie Bosinoff
            stacie@blueshirtgroup.com
          415.217.7722

          RightNow Technologies
          Corporate Communications:
          Kathleen O'Boyle
          406.556.3428
          Cell: 415.407.8308
          kathleen.oboyle@rightnow.com